Exhibit 23.6

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

Matthew E. Robb

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Hugh Morrison

Managing Director - China

Jisheng (Jason) Han

Managing Director – South America

Carlos F. Barrera

Managing Director – Metals

Gregory B. Sparks

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

August 29, 2022

File: 3976.001

J.P. Morgan Securities LLC

Piper Sandler & Co.

Morgan Stanley & Co. LLC

as representatives of the several

Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY

10179

c/o Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota

55402

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York

10036

Subject:   Consent to be Named in Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-4 of ProFrac Holding Corp. and the related prospectus that is a part thereof (the “Registration Statement”). We hereby further consent to (i) the use in such Registration Statement of information contained in our reports setting forth the estimates of reserves of ProFrac Holding Corp. as of December 31, 2021 and (ii) the reference to us under the heading “Experts” in such Registration Statement.

Respectfully submitted,

JOHN T. BOYD COMPANY

By:

/s/ Ronald L. Lewis

Ronald L. Lewis

Managing Director & COO

Q:\ENG_WP\3976.001 Wilks S-K 1300\WP\Consent Letters\August 29, 2022\Consent Letter S-4 (August 29, 2022).docx

JOHN T. BOYD COMPANY